Exhibit 4.4

Subscription Rights Agreement

Copytele, Inc.

__________

Dear Common Stock holder:

Enclosed are the prospectus, dated [    ] (the “Prospectus”), and other materials relating to the rights offering (the “Rights Offering”) by Copytele, Inc. (the “Company”) to the holders of record of its common stock, par value $0.01 per share. Record Holders as of [    ], 2014 (the “Record Date”) will receive at no charge non-transferable subscription rights (the “Subscription Rights”) to purchase up to an aggregate of _____ shares of Common Stock (the “Shares”) at a subscription price of $____ per Share (the “Subscription Price”) for up to aggregate gross proceeds to the Company of approximately $___________.  Each Record Holder will receive one Subscription Right for each seventeen (17) shares of Common Stock held, the Record Date.  Each Subscription Right will entitle the Record Holder to purchase one (1) Share at the Subscription Price (the “Basic Subscription Right”).

Please carefully review the Prospectus and the instructions below, which describe how you can participate in the Rights Offering.  You will be able to exercise your Subscription Rights to purchase additional shares of the Company’s common stock only during a limited period.  You will find answers to some frequently asked questions about the Rights Offering in the Prospectus.  The exercise of Subscription Rights is irrevocable.

The Subscription Rights will expire, if not exercised, prior to 5:00 p.m., New York City time, on [     ], 2014 (the “Expiration Date”). After the Expiration Date, unexercised Subscription Rights will be null and void. The Company will not be obligated to honor any purported exercise of the Subscription Rights received by [    ] (the “Subscription Agent”) after 5:00 p.m., New York City time, on the Expiration Date, regardless of when the documents relating to such exercise were sent.

 There is no minimum number of Shares you must purchase, but you may not purchase fractional Shares.  If you exercise your Basic Subscription Rights in full, you may also subscribe for additional Shares up to the number of Shares you purchased under your Basic Subscription Right at the same Subscription Price, subject to certain limitations (the “Oversubscription Right”). If an insufficient number of Shares is available to fully satisfy all Oversubscription Right exercises, the available Shares will be allocated proportionately among those who exercise their Oversubscription Rights based on the number of Shares each such person subscribed for under the Basic Subscription Right.

The number of Subscription Rights to which you are entitled is printed on the face of your Subscription Rights Certificate. You should indicate your wishes with regard to the exercise of your Subscription Rights by completing the appropriate portions of your Subscription Rights Certificate and returning it to the Subscription Agent in the envelope provided pursuant to the procedures described herein.

YOUR SUBSCRIPTION RIGHTS CERTIFICATE AND SUBSCRIPTION PRICE PAYMENT, BY CHECK OR BANK DRAFT DRAWN ON A U.S. BANK, U.S. POSTAL MONEY ORDER OR BY WIRE TRANSFER OF IMMEDIATELY AVAILABLE FUNDS, MUST BE ACTUALLY RECEIVED BY THE SUBSCRIPTION AGENT, OR GUARANTEED DELIVERY REQUIREMENTS WITH RESPECT TO YOUR SUBSCRIPTION CERTIFICATE MUST BE COMPLIED WITH, PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE. ONCE A RECORD HAS EXERCISED THE BASIC SUBSCRIPTION RIGHT AND THE OVERSUBSCRIPTION RIGHT, SUCH EXERCISE MAY NOT BE REVOKED. SUBSCRIPTION RIGHTS NOT EXERCISED PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE OF THE RIGHTS OFFERING WILL EXPIRE WITHOUT VALUE.

1.

Method of Exercise and Payment.

Subscriptions by Record Holders

A record holder is a holder of our Common Stock or Series B Preferred Stock whose shares are registered in their name.  To exercise your Subscription Rights, complete your Subscription Rights Certificate and send the properly completed and executed Subscription Rights Certificate evidencing such Subscription Rights, with any signatures required to be guaranteed so guaranteed, together with payment in full of the Subscription Price for each Share subscribed for pursuant to the Basic Subscription Right and the Oversubscription Right, to the Subscription Agent so that it will be actually received by the Subscription Agent prior to 5:00 p.m., New York City time, on the Expiration Date.  Payment of the Subscription Price for the Basic Subscription Right and the Oversubscription Right will be held in a segregated account to be maintained by the Subscription Agent until the Shares are issued. All payments must be made in U.S. dollars for the full number of Shares being subscribed for by check or bank draft drawn on a U.S. bank, or U.S. Postal money order, payable to “[      ] (acting as subscription agent for Copytele, Inc.)” or by wire transfer of immediately available funds directly to the account maintained by         [      ] as agent for Copytele, Inc., for purposes of accepting subscriptions in the Rights Offering, at [     ], ABA # [     ], Account # [     ] FBO Copytele, Inc. Subscription] with reference to the Subscription Rights holder’s name. Please reference your Subscription Rights Certificate Number on your check.

 The Subscription Rights Certificate and payment of the Subscription Price (unless submitted by wire transfer) must be delivered to the Subscription Agent by hand, mail or overnight courier to the following address:

[TRANSFER AGENT]

Telephone Number for Confirmation: [       ]

Subscriptions by Beneficial Owners

A beneficial owner is a holder of our Common Stock whose shares are registered in the name of a broker, custodian bank or other nominees.  In such case, the broker, custodian bank or other nominees is the record holder of the Subscription Rights.  To exercise your Subscription Rights, instruct your broker, custodian bank or other nominee to exercise your rights and deliver all documents and payment in full of the Subscription Price on your behalf for each Share subscribed for pursuant to the Basic Subscription Right and the Oversubscription Right, to the Subscription Agent so that it will be actually received by the Subscription Agent prior to 5:00 p.m., New York City time, on the Expiration Date.

By making arrangements with your broker, custodian bank or other nominee for the delivery of funds on your behalf, you may also request such broker, custodian bank or other nominee to exercise the Rights Certificate on your behalf. Alternatively, you may cause a written guarantee, a copy of which is being furnished to you (the "Notice of Guaranteed Delivery"), from a member firm of a registered national securities exchange or a member of the Financial Industry Regulatory Authority, or from a commercial bank or trust company having an office or correspondent in the United States or from a bank, shareholder, savings and loan association or credit union with membership in an approved signature guarantee medallion program, pursuant to Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended, (each, an "Eligible Institution"), to be received by the Subscription Agent on or prior to the Expiration Time together with payment in full of the applicable Subscription Price. Such Notice of Guaranteed Delivery must state your name, the number of Subscription Rights represented by the Rights Certificate or Rights Certificates held by you, the number of Shares being subscribed for pursuant to the Basic Subscription Right, the number of additional Shares you wish to subscribe for pursuant to the Oversubscription Right and that you will guarantee the delivery to the Subscription Agent of any properly completed and executed Rights Certificate or Rights Certificates evidencing such Rights within three (3) business days following the date of the Notice of Guaranteed Delivery. If this procedure is followed, the properly completed Rights Certificate or Rights Certificates evidencing the Rights being exercised, with any signatures required to be guaranteed so guaranteed, must be received by the Subscription Agent within three (3) business days following the date of the Notice of Guaranteed Delivery. The Notice of Guaranteed Delivery may be delivered to the Subscription Agent in the same manner as Rights Certificates at the address set forth above, or may be transmitted to the Subscription Agent by facsimile

transmission (Facsimile No. [     ]). Additional copies of the Notice of Guaranteed Delivery may be obtained upon request from the Subscription Agent at the address set forth above, or by calling [     ], the Information Agent, at        [     ].

2.

Issuance of Common Stock.

Following the receipt of a properly completed and executed Subscription Rights Certificate, together with the payment of the Subscription Price for the Shares subscribed for, and promptly after all pro rata allocations and adjustments contemplated by the terms of the Rights Offering have been effected, the following deliveries and payments will be made to the address shown on the face of your Subscription Rights Certificate, or, if you hold your shares in book-entry form, such deliveries and payments will be in the form of a credit to your account:

a.

Basic Subscription Privilege: The Subscription Agent will deliver to each exercising Record Holder each Share subscribed for pursuant to the Basic Subscription Right.

b.

Oversubscription Privilege: The Subscription Agent will deliver to each Record Holder who validly exercises the Oversubscription Right each Share, if any, allocated to such Record Holder pursuant to the Oversubscription Right.

c.

Excess Cash Payments: The Subscription Agent will mail to each Record Holder who exercises a Subscription Right any excess amount, without interest or deduction, received in payment of the Subscription Price for Shares that are subscribed for by such Record Holder.

3.	Sale, Transfer or Assignment of Subscription Rights.

     Subscription Rights may not be sold, transferred or assigned; provided, however, that Subscription Rights are transferable to an affiliate of the holder or by operation of law (for example, the transfer of Rights to the estate of a recipient upon the recipient’s death).

4.	Commissions, Fees and Expenses.

The Company will pay all fees and expenses of the Subscription Agent related to its acting in such role in connection with the Rights Offering. You are responsible for paying any other commissions, fees, taxes or expenses incurred in connection with the exercise of Subscription Rights or subscribing for Shares. Neither the Subscription Agent nor the Company will pay such expenses.

5.	Execution.

a.

Execution by Registered Holder. The signature on the Subscription Rights Certificate must correspond with the name of the registered holder exactly as it appears on the face of the Subscription Rights Certificate without any alteration, enlargement or change whatsoever. Persons who sign the Subscription Rights Certificate in a representative or other fiduciary capacity on behalf of a registered holder must indicate their capacity when signing and, unless waived by the Subscription Agent in its sole and absolute discretion, must present to the Subscription Agent satisfactory evidence of their authority so to act.

b.

Signature Guarantees. If you are neither a registered holder (or signing in a representative or other fiduciary capacity on behalf of a registered holder) nor an eligible institution, such as a member firm of a registered national securities exchange or a member of the Financial Industry Regulatory Authority or a commercial bank or trust company having an office or correspondent in the United States, your signature must be guaranteed by such an eligible institution.

6.	Method of Delivery to Subscription Agent.

 The method of delivery of Subscription Rights Certificates and payment of the Subscription Price to the Subscription Agent for each Share subscribed for will be at the risk of the holders of Subscription Rights. If sent by mail, we recommend that you send those certificates and payments by overnight courier or by registered mail, properly insured, with return receipt requested, and that a sufficient number of days be allowed to ensure delivery to the Subscription Agent and clearance of payment prior to 5:00 p.m., New York City time, on the Expiration Date. Because uncertified personal checks may take at least five or more business days to clear, we urge you to pay or arrange for payment by means of certified check made payable to [     ], acting as subscription agent for Copytele, Inc.” to avoid missing the opportunity to exercise your Subscription Rights should you decide to exercise them.

7.	Guaranteed Delivery Procedures and Special Provisions Relating to the Delivery of Subscription Rights through the Depository Trust Company.

The Subscription Agent will grant you three (3) business days after the Expiration Date to deliver the Subscription Rights Certificate if you follow the following instructions for providing the Subscription Agent notice of guaranteed delivery. On or prior to the Expiration Date, the Subscription Agent must receive payment in full in cash, as described under Section 1, “Method of Exercise and Payment,” above, for all Shares subscribed for through the exercise of the Basic Subscription Right and the Oversubscription Right, together with a properly completed and duly executed Notice of Guaranteed Delivery substantially in the form accompanying the Prospectus either by mail or overnight carrier, that specifies the name of the Record Holder and the number of Shares subscribed for. If applicable, it must state separately the number of Shares subscribed for through the exercise of the Oversubscription Privilege and a member firm of a registered national securities exchange, a member of the Financial Industry Regulatory Authority, Inc., or a commercial bank or trust company having an office or correspondent in the United States must guarantee that the properly completed and executed Subscription Rights Certificate for all Shares subscribed for will be delivered to the Subscription Agent within three business days after the Expiration Date. The Subscription Agent will then conditionally accept the exercise of the Subscription Rights and will withhold the certificates for the Shares until it receives the properly completed and duly executed Subscription Rights Certificate within the three-business-day time period.

In the case of Subscription Rights that are held of record through the Depository Trust Company (the “Book-Entry Transfer Facility”), exercises of Subscription Rights under the Basic Subscription Privilege and the Over-Subscription Privilege may be effected by instructing the Book-Entry Transfer Facility to transfer Subscription Rights from the Book-Entry Transfer Facility account of such holder to the Book-Entry Transfer Facility account of the Subscription Agent, together with certification as to the aggregate number of Subscription Rights exercised and the number of Shares thereby subscribed for pursuant to the Basic Subscription Right and the Oversubscription Right by each beneficial owner of Subscription Rights on whose behalf such nominee is acting, and payment of the Subscription Price for each Share subscribed for pursuant to the Basic Subscription Right and the Oversubscription Right.

Notices of Guaranteed Delivery and payments of the Subscription Price (unless submitted by wire transfer) should be mailed or delivered to the appropriate address (or, for wire transfer payments, to the appropriate account) as described under Section 1, “Method of Exercise and Payment” above.

8.

Substitute Form W-9.

TO ENSURE COMPLIANCE WITH IRS CIRCULAR 230, YOU ARE HEREBY NOTIFIED THAT: (A) ANY DISCUSSION OF U.S. FEDERAL TAX ISSUES CONTAINED OR REFERRED TO HEREIN IS NOT INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED BY ANY TAXPAYER FOR THE PURPOSE OF AVOIDING U.S. FEDERAL, STATE OR LOCAL TAX PENALTIES, (B) SUCH DISCUSSION IS WRITTEN IN CONNECTION WITH THE PROMOTION OR MARKETING OF THE TRANSACTION OR MATTERS DISCUSSED HEREIN, AND (C) THE TAXPAYER SHOULD SEEK ADVICE BASED ON THEIR PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

Each holder who elects to exercise Rights should provide the Subscription Agent with a correct Taxpayer Identification Number ("TIN") on Substitute Form W-9, a copy of which is being furnished to each holder. Additional copies of Substitute Form W-9 may be obtained upon request from the Subscription Agent at the address

set forth above or by calling [     ], the Information Agent.  Failure to provide the information on the form may subject such holder to a $50.00 penalty for each such failure and to U.S. federal income tax backup withholding (currently at a 28% rate) with respect to dividends that may be paid by the Company on shares of Common Stock purchased upon the exercise of Rights (for those holders exercising Rights).

If you have any questions concerning the rights offering, please contact the information agent, [      ], by telephone at [     ] or by email at [     ].

Sincerely,

Copytele, Inc.

 RIGHTS CERTIFICATE #:                                                                                                                                                                                                                                                                                  NUMBER OF RIGHTS:

THE TERMS AND CONDITIONS OF THE RIGHTS OFFERING ARE SET FORTH IN THE COMPANY’S PROSPECTUS DATED [ ] (THE “PROSPECTUS”) AND ARE INCORPORATED HEREIN BY REFERENCE.

COPYTELE, INC.

(Incorporated under the laws of the State of Delaware)

                                                                                                                    Non-transferable SUBSCRIPTION RIGHTS CERTIFICATE

Evidencing non-transferable Subscription Rights, each to Purchase Shares of Common Stock of Copytele, Inc.

 Subscription Price: $__ per Share

THE SUBSCRIPTION RIGHTS WILL EXPIRE IF NOT EXERCISED ON OR BEFORE 5:00 P.M., NEW YORK CITY TIME, ON [   ], 2014. THIS CERTIFIES THAT

the registered owner whose name is inscribed hereon and is the owner of the number of subscription rights (“Rights”) set forth above.  Each Right entitles the holder thereof to subscribe for and purchase (the “Basic Subscription Right”) one share of common stock, par value of $0.01 per share, (“Common Stock”), of Copytele, Inc., a Delaware corporation, at a subscription price of $__ per Share (the “Subscription Price”), pursuant to a rights offering (the “Rights Offering”), on the terms and subject to the conditions set forth in the Prospectus.  Holders who fully exercise their Basic Subscription Rights are entitled to subscribe for additional shares of Common Stock that remain unsubscribed for as a result of any unexercised Basic Subscription Rights pursuant to the terms and conditions of the Rights Offering, distributed proportionately among stockholders who exercised their over subscription rights, as described in the Prospectus (the “Oversubscription Right”).  The Rights represented by this Subscription Rights Certificate may be exercised by completing the appropriate forms on the reverse side hereof and by returning the full payment of the subscription price for each share of Common Stock. If the subscriber attempts to exercise its oversubscription rights and the Company is unable to issue the subscriber the full amount of shares of Common Stock requested, the Company will return to the subscriber any excess funds submitted as soon as practicable, without interest or deduction.

 This Subscription Rights Certificate is not valid unless countersigned by [     ], the subscription agent.

WITNESS the seal of CopyTele, Inc. and the signatures of its duly authorized officers.

COUNTERSIGNED AND REGISTERED:

____________________________________________

____________________________________________________

[     ], President

By:

       [Transfer Agent]

FORM EXERCISE OF SUBSCRIPTION RIGHTS

PLEASE PRINT ALL INFORMATION CLEARLY AND LEGIBLY.

  The undersigned hereby notifies the Subscription Agent of its irrevocable election to subscribe for shares of common stock in the following amounts:  To subscribe for shares pursuant to your Basic Subscription Right, please complete lines (a) and (c) and sign below. To subscribe for shares pursuant to your Over-Subscription Right, please also complete line (b).  (a) EXERCISE OF BASIC SUBSCRIPTION RIGHT:    I subscribe for ____________ (No. of shares of common stock) x $___ (Subscription Price) = $_____________ (Payment)    (b) EXERCISE OF OVERSUBSCRIPTION Right :   If you have exercised your Basic Subscription Right in full and wish to subscribe for additional shares of common stock pursuant to your Over-Subscription Right :    I subscribe for ____________ (No. of shares of common stock) x $____ (Subscription Price) = $_____________ (Payment)  (c) Total Amount of Payment Enclosed $_______________

SIGNATURE(S)

I acknowledge that I have received the Prospectus and I hereby irrevocably subscribe for the number of shares indicated above, all on the terms and conditions specified in the Prospectus.

Signature(s) of Subscriber(s)

IMPORTANT: THE SIGNATURE(S) MUST CORRESPOND IN EVERY PARTICULAR, WITHOUT ALTERATION, WITH THE NAME(S) AS PRINTED ON THE FRONT OF THIS RIGHTS CERTIFICATE.

If signature is by trustee(s), executor(s), administrator(s), guardian(s), attorney(s)-in-fact, agent(s), officer(s) of a corporation or another acting in a fiduciary or representative capacity, please provide the following information (please print). See the instructions.

Name(s):

_________________________________________________________________________

 METHOD OF PAYMENT (CHECK ONE):

Capacity (Full Title):

                                ☐ CASHIER’S OR CERTIFIED CHECK DRAWN ON A U.S. BANK

    ☐ Wire transfer of immediately available funds directly to the account maintained by [ ], as Subscription Agent, for purposes of accepting subscriptions in this Rights Offering at [ ], ABA: [ ], Account #: [ ], [ ] FBO CopyTele, Inc., with reference to the rights holder’s name

    ☐ U.S. POSTAL MONEY ORDER

DELIVERY TO DIFFERENT ADDRESS:    If you wish for the Common Stock underlying your subscription rights, a certificate representing unexercised subscription rights or the proceeds of any sale of subscription rights to be delivered to an address different from that shown on the face of this Subscription Rights Certificate, please enter the alternate address below, sign and have your signature guaranteed

IMPORTANT:  The signature(s) should be guaranteed by an eligible guarantor institution (bank, stock broker, savings & loan association or credit union) with membership in an approved signature guarantee medallion program pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended.    FOR INSTRUCTIONS ON THE USE OF COPYTELE, INC SUBSCRIPTION RIGHTS CERTIFICATES, CONSULT [ ] THE INFORMATION AGENT, AT [ ].